                           TOYOTA AUTO LEASE TRUST 1998-C

                                  $[            ]

          Adjustable Rate Auto Lease Asset Backed Certificates, Class A-1

                                  $[            ]

          Adjustable Rate Auto Lease Asset Backed Certificates, Class A-2

                                  $[            ]

          Adjustable Rate Auto Lease Asset Backed Certificates, Class A-3

                               UNDERWRITING AGREEMENT

                                                 November [     ], 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  As Representative of the Several Underwriters
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

     1. INTRODUCTORY. Toyota Leasing, Inc., a California corporation (the "Transferor"), and Toyota Motor Credit Corporation, a California corporation ("TMCC"), hereby confirm their respective agreements with you and each of the other underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), with respect to the
sale by the Transferor to the Underwriters of $[          ] aggregate
principal amount of Adjustable Rate Auto Lease Asset Backed Certificates,
Class A-1 (the "Class A-1 Certificates"), $[         ] aggregate principal
amount of Adjustable Rate Auto Lease Asset Backed Certificates, Class A-2
(the "Class A-2 Certificates") and $[        ] aggregate principal amount of
Adjustable Rate Auto Lease Asset Backed Certificates, Class A-3 (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates") of the Toyota Auto Lease Trust 1998-C (the "Securitization Trust") under the terms and conditions herein contained. Simultaneously with the issuance of the Class A Certificates, the
Transferor will cause the Trust to issue $[          ] aggregate principal
amount of

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Adjustable Rate Auto Lease Asset Backed Certificates, Class B (the
"Adjustable Rate Class B Certificates"), and $[          ] aggregate
principal amount of Fixed Rate Auto Lease Asset Backed Certificates, Class B (the "Fixed Rate Class B Certificates" and, together with the Adjustable Rate Class B Certificates, the "Class B Certificates"). The Class B Certificates and the Class A Certificates are collectively referred to herein as the "Investor Certificates". The Investor Certificates will be issued pursuant
to a securitization trust agreement, dated as of [November   ], 1998 (the
"Securitization Trust Agreement"), between the Transferor and U.S. Bank National Association ("U.S. Bank"), as trustee (in such capacity, the "Securitization Trustee"). The Investor Certificates will represent undivided interests in the Securitization Trust. The Transferor will own the undivided interest in the Securitization Trust not evidenced by the Investor Certificates (the "Transferor Interest"). The Class B Certificates will be subordinated to the Class A Certificates, and the certificate evidencing the Transferor Interest (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates") will be subordinated to the Investor Certificates, in each case to the extent described in the Securitization Trust Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Securitization Trust Agreement.

     The property of the Securitization Trust will consist primarily of a certificate representing substantially all of a special unit of beneficial interest (the "1998-C SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets of Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), monies on deposit in the SUBI Collection Account, and the right to receive payments from the Reserve Fund in certain circumstances (collectively, the "1998-C SUBI Assets"). The assets of the Titling Trust (the "Titling Trust Assets") will consist primarily of retail closed-end lease contracts assigned to the Titling Trust by motor vehicle dealers pursuant to dealer agreements with the Titling Trust, the automobiles and light duty trucks relating thereto and the proceeds thereof, and payments made under certain insurance policies relating to such lease contracts, the related lessees or such leased vehicles. The 1998-C SUBI Insurance Certificate, representing interests in certain residual value insurance policies that are part of the 1998-C SUBI, will not be property of the Securitization Trust.

     The Titling Trust is expected to invest certain collections on the Contracts and Leased Vehicles in certain demand notes ("TMCC Demand Notes") issued by TMCC pursuant to an indenture (the "Indenture") dated as of
[November   ], 1998, between TMCC and U.S. Bank, as trustee (in such
capacity, the "Indenture Trustee").

     The 1998-C SUBI (other than interests in certain Residual Value Insurance Policies) will be evidenced by a certificate (the "1998-C SUBI Certificate") issued to TMCC by the Titling Trust pursuant to the 1998-C
Supplement (the "1998-C SUBI Supplement") dated [November    ], 1998, to the
Amended and Restated Trust and Servicing Agreement (the "Titling Trust Agreement") dated as of October 1, 1996, in each case, among TMCC, as grantor, initial beneficiary and servicer, TMTT, Inc., as trustee (the "Titling Trustee") and U.S. Bank, as trust agent (in such capacity, the "Trust Agent"). TMCC will transfer the 1998-C SUBI Certificate to the Transferor pursuant to the 1998-C SUBI Certificate Purchase and Sale Agreement between them (the "1998-C SUBI Certificate Sale Agreement"). The 1998-C SUBI Certificate will be transferred and assigned by the Transferor to the Securitization Trustee pursuant to the Securitization Trust Agreement. The Titling Trust Assets (including the 1998-C SUBI Assets) will be serviced by TMCC pursuant to the Titling Trust Agreement and the Series 1998-C SUBI Servicing Supplement to the Titling Trust Agreement dated as of September 1, 1998 (the "1998-C SUBI Servicing Supplement") among the Titling Trustee, TMCC and the Transferor. The Securitization Trust Agreement, the Titling Trust Agreement, the 1998-C SUBI Supplement, the 1998-C SUBI Servicing Supplement, the 1998-C SUBI Certificate Sale Agreement, the UTI Supplement (as defined herein), the TMCC SUBI Account Control Agreement, the 1998-C SUBI Account Control Agreement, the TLI SUBI Account Control Agreement, a swap agreement in the form of an ISDA master agreement and schedule thereto and confirmations relating thereto (together the "Swap Agreement") between the Securitization Trust and TMCC as swap counterparty (in such capacity the "Swap Counterparty"), the Indenture and the TMCC Demand Notes are referred to herein collectively as the "Basic Agreements".

     2.   Representations and Warranties of the Transferor and TMCC.

          (a) Each of the Transferor and TMCC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

          (i) A registration statement on Form S-1 and Form S-3 (No. 333-65067), including a form of prospectus, relating to the Class A Certificates has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Transferor does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. The Commission has not instituted any stop order proceedings in respect of the Registration Statement. For purposes of this Agreement, "Effective Time" means (A) if the Transferor has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (B) if the Transferor has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time (including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, the exhibits thereto and all documents incorporated by reference therein), is hereinafter referred to as the

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     "Registration Statement", and the form of prospectus (including all documents incorporated therein or deemed to be incorporated therein) relating to the Class A Certificates, in the form transmitted to the Commission for filing pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or, if no such filing is required, as included in the Registration Statement at the Effective Time, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Class A Certificates is identical to the electronically transmitted copies thereof filed with the Commission pursuant to Rule 424(b) or, as of the Effective Date, as the case may be, pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement conforms, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not and does not include any untrue statement of a material fact, and did not and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (B) at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus does and will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not and will not include any untrue statement of a material fact and does not and will not omit any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this subsection (ii) do not apply to statements or omissions in the Prospectus based upon information furnished to the Transferor in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the Prospectus appearing in the fifth, sixth and seventh textual paragraphs under the caption "Underwriting" and the information in the first paragraph on page (iii). If the Effective Time is subsequent to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the

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

     Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the Effective Date or at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, as the case may be, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any aterial fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor by any Underwriter through the Representative specifically for use therein.

          (iii) The consummation of the transactions contemplated by this Agreement, the Purchase Agreement, among the Transferor, Toyota Motor Credit Corporation, the Representative and Credit Suisse First Boston Corporation in their capacities as the initial purchasers of the Class B Certificates (together, the "Initial Purchasers"), in connection with the purchase by the Initial Purchasers of the Class B Certificates (the "Purchase Agreement"), and the Basic Agreements, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Transferor or TMCC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Transferor or TMCC is a debtor or guarantor.

          (iv) No consent, approval, authorization, or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Transferor or TMCC for the consummation of the transactions contemplated by this Agreement, the Purchase Agreement and the Basic Agreements, including without limitation (A) the issuance of the 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate or the UTI Certificates, (B) the issuance of the Certificates or the offering and sale of the Investor Certificates, or (C) the execution, delivery and performance by each of the Transferor or TMCC of this Agreement or any Basic Agreement to which it is a party and the Certificates, except such as have been obtained and made under the Act or the Rules and Regulations and such as may be required under securities laws of any state or foreign jurisdiction.

          (v) Neither the Transferor nor TMCC is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein, in the Purchase Agreement or in the Basic Agreements. The execution, delivery and performance of this Agreement, the Purchase Agreement and the Basic Agreements and the issuance and sale of the Certificates and compliance with the

                                       5

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     terms and provisions of the Certificates will not, subject to obtaining any consents or approvals as may be required under the securities laws of various jurisdictions (in the United States and elsewhere), result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Transferor or TMCC or any of their respective properties or any agreement or instrument to which the Transferor or TMCC is a party or by which the Transferor or TMCC is bound or to which any of their respective properties is subject, or with the charter or by-laws of the Transferor or TMCC, and each of the Transferor and TMCC has full corporate power and authority to enter into this Agreement, the Purchase Agreement and the Basic Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of the Transferor and TMCC is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or the enforceability of the Basic Agreements or the Contracts.

          (vi) This Agreement has been duly authorized, executed and delivered by the Transferor and TMCC.

          (vii) The Basic Agreements, the 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate and the certificate or certificates representing the Titling Trust Assets not allocated to a SUBI (the "UTI Certificates") conform in all material respects to the respective descriptions thereof and the statements in relation thereto contained in the Prospectus; 1998-C the SUBI Certificate, the 1998-C SUBI Insurance Certificate and the UTI Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the 1998-C SUBI Supplement, the Titling Trust Agreement and the UTI Supplement to the Titling Trust Agreement (the "UTI Supplement"), will be duly and validly issued and outstanding and entitled to the benefits of the 1998-C SUBI Supplement, the UTI Supplement and the Titling Trust Agreement.

          (viii) The Certificates conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Securitization Trust Agreement and, in the case of the Class A Certificates, when delivered to the Underwriters against payment of the consideration specified herein, and in the case of the Class B Certificates, when delivered to the Initial Purchasers against payment of the consideration specified in the Purchase Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement.

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          (ix)   None of the Transferor, TMCC, the Titling Trust or the
     Securitization Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (x) At or prior to the Closing Date, the Titling Trustee will have allocated as 1998-C SUBI Assets, Contracts and Leased Vehicles that have an Aggregate Net Investment Value as of the Cutoff Date equal to
     $[          ].

          (xi) The representations and warranties of each of the Transferor and TMCC in each Basic Agreement to which it is a party will be true and correct in accordance with the terms of such Basic Agreement; provided, however, that with respect to representations or warranties made with respect to any Contracts or SUBI Assets, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either TMCC or the Transferor, as the case may be, of any such Contract or SUBI Asset.

          (xii) All of the issued and outstanding capital stock of the Transferor is owned by TMCC free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") except as permitted by the Basic Agreements.

          (xiii) All filings required to be made in respect of the Titling Trust's status as a business trust under the laws of each state in which such filings are required have been made and are in full force and effect on the Closing Date, except where the failure so to file would not have a material adverse effect on its condition, financial or otherwise, or its ability to perform its obligations under each Basic Agreement to which it is a party or on the enforceability of the Contracts.

          (xiv) The accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement are independent public accountants with respect to TMCC as required by the Act and the Rules and Regulations.

          (xv) The financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of TMCC and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

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          (xvi)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of TMCC and its subsidiaries considered as one enterprise or in the earnings, business affairs or business prospects of TMCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
     (B) there have been no transactions entered into by TMCC or any of its subsidiaries, other than those in the ordinary course of business (which includes, but is not limited to, Euromarket, EuroAsian, or global financing and domestic private placement and public financing), which are material with respect to TMCC and its subsidiaries considered as one enterprise, and
     (C) since the date of the most recent audited financial statements of TMCC, there has been no dividend or distribution of any kind declared, paid or made by TMCC on any class of its capital stock, except as otherwise disclosed in the Registration Statement and the Prospectus.

          (xvii) Except as disclosed in the Registration Statement and Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of TMCC, threatened against TMCC or any of its subsidiaries which might, in the opinion of TMCC, result in any material adverse change in the condition, financial or otherwise, of TMCC and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of TMCC and its subsidiaries considered as one enterprise.

          (xviii)     An application has been made on behalf of the Transferor
     for the Class A Certificates to be listed on the Luxembourg Stock Exchange.

          (xix) All payments of principal and interest in respect of the Certificates and all payments by the Securitization Trust under the Swap Agreement may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied collected withheld or assessed by the United States or any political subdivision or authority thereof or therein having power to tax.

     (b) Any Officer's Certificate signed by any officer of TMCC or the Transferor and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of TMCC or the Transferor, as the case may be, to each Underwriter as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Class A Certificates. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Transferor, the aggregate principal amount of each Class of Class A Certificates set forth in

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Schedule I opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances
thereof, (i) in the case of the Class A-1 Certificates, [      ]%, (ii) in
the case of the Class A-2 Certificates, [       ]% and (iii) in the case of
the Class A-3 Certificates, [      ]%; PROVIDED that in the case of sales to
certain non-institutional investors, the underwriting discount shall equal
[    ]% of the aggregate initial principal balances of the Class A-1
Certificates, the Class A-2 Certificates and the Class A-3 Certificates sold to such non-institutional investors.

     Each Class of Class A Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Class A Certificates will be represented by book entries on the records of DTC and participating members thereof.

     The Transferor will deliver the Class A Certificates to the Representative for the respective securities accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Transferor, at the office of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899 (or at such other location as agreed upon among the Transferor, TMCC and the Representative) at 10:00 A.M., Los Angeles time, on [December 1], 1998, or at such other time not later than five full business days thereafter, as the Transferor, TMCC and the Representative determine, such time being herein referred to as the "Closing Date". The certificates evidencing the Class A Certificates will be made available for inspection at the above offices of O'Melveny & Myers LLP (or at such other location agreed upon among the Transferor, TMCC and the Representative) at least 24 hours prior to the Closing Date.

     4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Class A Certificates for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Transferor and TMCC. Each of the Transferor and TMCC, as the case may be, jointly and severally, covenants and agrees with each of the Underwriters that:

                 (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b), not later than the second business day following the execution and delivery of this Agreement. The Transferor will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                 (b) The Transferor and TMCC will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus (whether pursuant to the Act or the 1934 Act) and will not effect any such amendment or supplement without the consent of the Representative.

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The Transferor will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. In connection with the issuance and sale of the Certificates, the Transferor and TMCC agree to comply with all applicable laws and regulations.

                 (c) If, at any time when a prospectus relating to the Class A Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor and TMCC will promptly notify the Representative and, with the consent of the Representative (which consent shall not be unreasonably withheld), will promptly prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement that will effect such compliance. Neither the consent of the Representative to, nor the delivery to or by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                 (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Securitization Trustee to make generally available to the Class A Certificateholders an earnings statement with respect to the Securitization Trust covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the Transferor's fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Transferor's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                 (e) The Transferor will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case including a photocopy of the originally executed copy and one with all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

                 (f) The Transferor will arrange for the qualification of the Class A Certificates for sale under the laws of such jurisdictions in the United States as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Class A Certificates, provided that the Transferor shall not be obligated to qualify to do business or become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

                 (g) So long as any Investor Certificates are outstanding, the Transferor or TMCC, as the case may be, will deliver or cause to be delivered to the Representative copies of (i) each statement relating to the Investor Certificates delivered to Certificateholders pursuant to Section [3.03] of the Securitization Trust Agreement, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to Sections [5.02] or [5.03] of the 1998-C SUBI Servicing Supplement,
(iii) each certificate or notice delivered by the Servicer pursuant to
Section 9.03 of the Titling Trust Agreement and Section [7.04] of the 1998-C SUBI Servicing Supplement, (iv) copies of each document filed with the Luxembourg Stock Exchange, (v) each periodic report required to be filed by the Transferor with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (vi) such other information concerning the Transferor, TMCC, the Titling Trustee (in its capacity as trustee of the Titling Trust), the Titling Trust, the Trust or the Certificates as the Representative may reasonably request from time to time.

                 (h) The Transferor and TMCC will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing, reproduction and distribution of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Titling Trustee, the Securitization Trustee, the Trust Agent and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Transferor and TMCC, (iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") in connection with the rating of each Class of Class A Certificates, (v) the fees of DTC in connection with the book-entry registration of the Class A Certificates, (vi) listing fees, (vii) the fees and expenses of U.S. Bank and (viii) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with the qualification of the Class A Certificates for sale under the laws of such jurisdictions in the United States as the Representative may designate pursuant to Section 5(f) hereof. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or clause (i) or clause (ii) of Section 9 hereof, the Transferor and TMCC shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters, reasonably incurred by them in the offering of the Class A Certificates.

                 (i) For a period of 30 days from the date hereof, none of the Transferor, TMCC or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other asset-backed auto lease securities similar to the Class A Certificates other than the Class B Certificates and notes the payments of which are secured by assets other than SUBI Assets or lease contracts, even if payments thereon reflect the performance of a pool or pools of lease contracts.

                 (j) So long as any Class A Certificates are outstanding, the Transferor and TMCC will cause to be delivered to the Representative a reliance letter relating to each Opinion of Counsel delivered to the Securitization Trustee or any Rating Agency by counsel to the Transferor or counsel to TMCC pursuant to the Basic Agreements.

                 (k) To the extent, if any, that the rating provided with respect to any Class of Class A Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor or TMCC, the Transferor or TMCC, as the case may be, shall furnish such documents and take any such other actions.

                 (l) The Transferor will file with the Commission such report on Form SR as may be required pursuant to Rule 463 under the Act.

                 (m) TMCC will promptly notify the Representative if it has knowledge of any reduction or proposed reduction by any nationally recognized statistical rating organization of its or TMC's current long-term or short-term debt ratings.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the respective representations and warranties on the part of the Transferor and TMCC herein, to the accuracy of the statements of the Transferor and TMCC made in any officers' certificate pursuant to the provisions hereof, to the performance by the Transferor and TMCC of their respective obligations hereunder and to the following additional conditions precedent:

     (a) On (i) the date of this Agreement, the Representative, the Transferor and TMCC shall have received two letters (one of which relates to the Contracts and related information and one of which relates to the financial statements of
TMCC), dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of PriceWaterhouseCoopers LLP ("PWC") confirming that they are independent public accountants with respect to the Transferor and TMCC within the meaning of the Act and the Rules and Regulations, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters, and (ii) on the Closing Date, the Representative, the Transferor and TMCC shall have received a letter, dated as of the Closing Date, from PWC, updating the letter delivered pursuant to clause (i) above that relates to the financial statements of TMCC, in form and substance satisfactory to the Representative and counsel for the Underwriters.

     (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall have occurred not later than 5:30 p.m. New York City time on the date of execution and delivery of this Agreement, or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, TMCC or the Representative, shall be contemplated by the Commission.

     (c) The Representative shall have received a certificate dated the Closing Date of the President, any Vice President or a principal accounting or financial officer of the Transferor and the President, any Vice President or a principal accounting or financial officer of TMCC in which such officer shall state (i) in the case of the Transferor, that (A) to the best knowledge of such officer after reasonable investigation, the representations and warranties of the Transferor in this Agreement are true and correct, (B) to the best knowledge of such officer after reasonable investigation, the Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and
(C) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor except as set forth in or contemplated by the Prospectus and (ii) in the case of TMCC, that (A) to the best knowledge of such officer after reasonable investigation, the representations and warranties of TMCC in this Agreement are true and correct,
(B) to the best knowledge of such officer after reasonable investigation, TMCC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (C) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of TMCC that would materially and adversely affect the performance by TMCC of its obligations under this Agreement or the Basic Documents to which it is a party.

     (d)  The Representative shall have received:

          (i) the favorable opinion, dated the Closing Date, of Alan F. Cohen, Esq., General Counsel of TMCC and counsel to the Transferor, in form and scope satisfactory to the Representative and its counsel, to the effect that:

     (A) Each of the Transferor and TMCC is a corporation duly organized, existing and in good standing under the laws of the State of California.

     (B) Each of the Transferor and TMCC is duly incorporated or qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which their respective ownership or lease of substantial properties or the conduct of their respective businesses requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect their respective businesses or financial condition.

     (C) To such counsel's knowledge (A) there are no legal or governmental proceedings pending or threatened against TMCC or in connection with the origination and servicing of the Contracts by TMCC which are required to be disclosed in the registration statement, other than those disclosed therein, (B) there are no legal or governmental proceedings to which TMCC is a party or to which any of its property is subject which are not described in TMCC's Annual Report on Form 10-K for the year ended September 30, 1997, or its Quarterly Report for the quarter ended June 30, 1998, which are required to be disclosed therein other than those disclosed therein and (C) there are no pending legal or governmental proceedings to which the Transferor is a party or to which any of its property is subject.

     (D) To such counsel's knowledge (1) no default exists in the due performance or observance by TMCC of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, which default would have a material adverse effect on the financial condition, earnings, business affairs, business prospects, properties or results of operations of TMCC and its subsidiaries considered as one enterprise, and (2) other than the agreements related to the Toyota Auto Lease Trust 1997-A, the Toyota Auto Lease Trust 1998-A the 1998-C Toyota Auto Lease Trust and this Agreement, the Purchase Agreement, the Basic Agreements and the Subordinated Note payable to TMCC, the Transferor is not a party to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument.

     (E) The execution, delivery and performance of this Agreement, the Purchase Agreement and the Basic Agreements and the consummation of the transactions herein and therein contemplated will not (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of TMCC or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which

          TMCC or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of TMCC or any of its subsidiaries is subject, (2) result in any violation of the provisions of the charter or bylaws of TMCC or the Transferor or (3) to such counsel's knowledge, result in any violation of any applicable law, administrative regulation or administrative or court decree.

     (F) Each of the Transferor and TMCC has obtained all necessary authorizations and approvals under the federal law of the United States and the laws of the State of California to conduct their respective businesses in which the failure to obtain such authorizations and approvals would render any Contract or any other material part of the corpus of the Titling Trust unenforceable or would materially and adversely affect the ability of either the Transferor or TMCC to perform any of their respective obligations under, or the enforceability of, any Basic Agreement; provided, however, that such counsel need express no opinion with respect to any consent or approval relating to the authority to lease motor vehicles, originate lease contracts or to service such leased motor vehicles and lease contracts.

          (ii) The favorable opinions of O'Melveny & Myers LLP, special counsel to the Transferor and TMCC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters and to the effect that:

     (A) Each of the Transferor and TMCC has corporate power to own, lease and operate its properties and assets, to carry on its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Agreement to which it is a party.

     (B) The execution, delivery and performance of this Agreement and each Basic Agreement to which each of TMCC or the Transferor is a party, have been duly authorized by all necessary corporate actions on the part of TMCC and the Transferor and each of TMCC and the Transferor has duly executed and delivered this Agreement and each Basic Agreement to which it is a party.

     (C) Each Basic Agreement to which the Transferor or TMCC is a party, constitutes a legally valid and binding obligation of the Transferor or TMCC, as applicable, enforceable against the Transferor or TMCC, as applicable, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

     (D) The Certificates have been duly authorized by all necessary corporate action on the part of the Transferor and, when executed and authenticated by the Trustee as specified in the Securitization Trust Agreement and, in the case of the Class A Certificates, delivered against payment of the consideration specified in this Agreement and, in the case of the Class B Certificates, paid for pursuant to the Purchase Agreement will be validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

     (E) No order, consent, permit or approval of any California, New York or federal governmental authority that such counsel has recognized as applicable to TMCC or the Transferor, or to transactions of the type contemplated by this Agreement or any Basic Agreement, including the issuance of the 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate and Class A Certificates, is required on the part of TMCC or the Transferor for the execution and delivery of, and performance of its obligations under this Agreement and any Basic Agreement, except for such as have been obtained or made and are in full force and effect as of the Closing Date; provided that such counsel need express no opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contacts or to service lease contracts or leased vehicles or any state or foreign securities laws or as may be required by any regional or local governmental authority.

     (F) To such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened, to which the Transferor or TMCC is a party or of which any property of the Transferor or TMCC is the subject that are required to be disclosed in the Registration Statement, other than those disclosed therein, or (A) asserting the invalidity of this Agreement, any Basic Agreement or the Certificates,
          (B) seeking to prevent the
          issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Basic Agreement,
          (C) that would, if determined adversely to TMCC or the Transferor, materially and adversely affect the performance by the Transferor or TMCC of its respective obligations under, or the validity or enforceability of, this Agreement, any Basic Agreement or the Certificates or (D) seeking adversely to affect the federal income tax attributes of the Certificates as described in the Prospectus under the heading "Material Federal Income Tax Consequences" or the California income and franchise tax attributes of the Class A Certificates.

     (G) The Certificates and the Basic Agreements each conform in all material respects with the respective descriptions thereof contained in the Registration Statement and the Prospectus.

     (H) The statements in the Prospectus under the captions "Summary", "Risk Factors", "Description of the Certificates", "Assets of the Trust" and "Additional Document Provisions", insofar as such statements purport to summarize certain provisions of the 1998-C SUBI, the UTI Certificates, the Certificates, the Basic Agreements and the Contingent and Excess Liability Insurance Policies, provide a fair summary of such provisions.

     (I) The statements in the Prospectus under "Risk Factors -- Risks Associated with Swap Agreement", -- Risks Associated with Consumer Protection Laws", "-- Risks Associated with ERISA Liabilities",
          "-- Risks Associated with Vicarious Tort Liability with respect to Leased Vehicles", "-- Risks Associated with Possible Insolvency of TMCC; Substantive Consolidation with TMCC" and "-- Legal Proceedings Relating to Leased Vehicles", "Additional Document Provisions", "Certain Legal Aspects of the Titling Trust", "Certain Legal Aspects of the Contracts and the Leased Vehicles", "Material Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions relating to U.S. federal law or the laws of the States of California and New York, have been reviewed by such counsel and are correct in all material respects.

     (J) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or threatened by the Commission under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration
          Statement or the Prospectus except for those as contemplated by clauses (H) and (I) of Section 6(d)(ii), in each case to the extent set forth therein, and such counsel need not opine as to the financial statements and related notes, schedules and other financial and statistical data included or incorporated by reference therein.

     (K) None of the Titling Trust Agreement, the 1998-C SUBI Supplement, or the Securitization Trust Agreement are required to be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"); and the Indenture has been duly qualified under the 1939 Act.

     (L) None of the Transferor, TMCC, the Titling Trust or the Securitization Trust is an "investment company" within the meaning of the Investment Company Act.

     (M) If TMCC were to become a debtor in a case under the Bankruptcy Code, neither the 1998-C SUBI Certificate nor the 1998-C SUBI Insurance Certificate would be part of the bankruptcy estate of TMCC and it would not be a proper exercise by a federal bankruptcy court of its equitable jurisdiction to substantively consolidate the assets of the Titling Trust, the Transferor or the Securitization Trust with the assets and liabilities of TMCC. The transfer of the 1998-C SUBI Certificate and the 1998-C SUBI Insurance Certificate by TMCC to the Transferor constitutes a sale of the 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate and the 1998-C SUBI Assets evidenced thereby. The transfer of the 1998-C SUBI Certificate by the Transferor to the Securitization Trust either (A) constitutes a sale of the 1998-C SUBI Certificate and the 1998-C SUBI Assets evidenced thereby or (B) if such transfer does not constitute a sale, then the Securitization Trust Agreement and the delivery to and possession by the Securitization Trustee of the 1998-C SUBI Certificate creates a valid first priority perfected security interest, for the benefit of the Securitization Trustee on behalf of the Certificateholders, in the Transferor's right, title and interest in the 1998-C SUBI Certificate and the proceeds thereof and, upon taking the actions specified in such opinion, in the specified items of collateral in the Reserve Fund and the proceeds thereof.

          In addition, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of TMCC and the Transferor, representatives of their independent public accountants and the representatives of the

     Underwriters and their counsel, at which the Registration Statement and the Prospectus were discussed and, although such counsel has not independently verified their accuracy, completeness or fairness and does not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus (relying in such counsel's determination as to materiality to an extent upon the opinions of officers and other representatives of TMCC and the Transferor), such counsel does not believe that the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus, at the date thereof (or any such amendment or supplement, as of its respective date) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any opinion or belief as to any financial statements, schedules or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement or the Prospectus or the Indenture Trustee's Statement of Qualification on Form T-1.

          Such counsel's opinion in paragraph (C) above as to the enforceability of the Basic Agreements is subject to the unenforceability under certain circumstances: (1) of waivers of rights granted by law where the waivers are against public policy or prohibited by law: (2) of waivers of vaguely or broadly stated rights or future rights; (3) of any indemnification provisions; (4) of any provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (5) the unforceability under certain circumstances of choice of law provisions; and (6) the unenforceability under certain circumstances of severability provisions.

          With respect to the opinion expressed in paragraph (C), such counsel may assume the matters set forth in the opinion of Richards, Layton & Finger dated the Closing Date, as to matters of Delaware law.

          (iii) The opinion as to tax and related matters, dated the Closing Date, of O'Melveny & Myers LLP, special counsel to TMCC and the Transferor, in form and substance satisfactory to the Representative and to counsel for the Underwriters.

          (iv) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Agreements rendered by counsel to the Transferor or TMCC to the Securitization Trustee, the Titling Trustee and each Rating Agency.

          (v) The favorable opinion of Richards, Layton & Finger, special Delaware counsel to the Titling Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

     (A) The Titling Trust Agreement is the legal, valid and binding agreement of TMCC, the Titling Trustee and U.S. Bank, enforceable against each of them in accordance with its terms.

     (B) The Titling Trust has been duly formed and validly existing as a business trust under the Delaware Business Trust Act, 12 DEL C.
          Section 3801 ET SEQ. (the "Delaware Act").

     (C) The Titling Trust has the power and authority under the Delaware Act and the Titling Trust Agreement, and the Titling Trust Agreement authorizes the Titling Trustee, to execute, deliver and perform its obligations under each Basic Agreement to which it is a party.

     (D) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflict of laws principles), and assuming that a security interest in the 1998-C Contracts created by the Securitization Trust Agreement has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State of the State of Delaware, the Securitization Trustee will have a perfected security interest in the Titling Trust's rights in the 1998-C Contracts and the proceeds thereof, and such security interest will be prior to any other security interest granted by the Titling Trust that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under Section 9-312(4) of the UCC and temporarily perfected security interests in proceeds under Section 9-306(3) of the UCC.

     (E) No re-filing or other action is necessary under the UCC in the State of Delaware in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

     (F) The 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate and the UTI Certificates have been duly and validly authorized and, when executed, authenticated and delivered pursuant to the SUBI Supplement, the UTI Supplement and the Titling Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Supplement, the UTI Supplement and the Titling Trust Agreement.

     (G) Under 12 DEL. C. Section 3805(b), no creditor of any holder of a SUBI Certificate or a UTI Certificate (including creditors of TMCC, as the holder of the UTI Certificate) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Titling Trust except in accordance with the terms of the Titling Trust Agreement.

          (vi) The favorable opinion of Hudson Cook LLP, special counsel to TMCC and the Titling Trust, with respect to various licensing, consumer protection and other state law matters in the form previously agreed on with the Representative and counsel for the Underwriters.

          (vii) The favorable opinion of Dorsey & Whitney LLP, counsel to the Securitization Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

     (A) U.S. Bank has been duly incorporated and is validly existing as a national banking association, in good standing under the laws of United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Securitization Trustee and Trust Agent under each Basic Agreement to which U.S. Bank is a party.

     (B) Each Basic Agreement to which U.S. Bank is a party has been duly authorized, executed and delivered by U.S. Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of U.S. Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (C) The Certificates have been duly executed, authenticated and delivered by the Securitization Trustee.

     (D) Neither the execution nor delivery by U.S. Bank of each Basic Agreement to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of U.S. Bank.

     (E) The execution and delivery of each Basic Agreement to which U.S. Bank is a party and the performance by U.S. Bank of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of U.S. Bank (B) the Articles of Association or By-Laws of U.S. Bank, or (C) to the best knowledge of such counsel, any indenture, lease, or material agreement to which U.S. Bank is a party or to which its assets are subject.

     (F) All of the issued and outstanding capital stock of the Titling Trustee is owned by U.S. Bank, free and clear of any Liens.

          (viii) The favorable opinion of Dorsey & Whitney LLP counsel to the Titling Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

     (A) The Titling Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under each Basic Agreement to which it is a party; to the best of their knowledge and information, the Titling Trustee is duly qualified as a foreign corporation to transact business and is in good standing in California, Florida, Michigan, Pennsylvania and Ohio; and the shares of issued and outstanding capital stock of the Titling Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank.

     (B) Each Basic Agreement to which the Titling Trustee is a party has been duly authorized, executed and delivered by the Titling Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute legal, valid and binding obligations of the Titling Trustee enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (C) The 1998-C SUBI Certificate, the 1998-C SUBI Insurance Certificate and the UTI Certificates have been duly executed, authenticated and delivered Neither the execution nor delivery by the Titling Trustee of each Basic Agreement to which it is a party nor the consummation of any of the transactions by the Titling Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law.

     (D) The execution and delivery of each Basic Agreement to which the Titling Trustee is a party and the performance by the Titling Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or bylaws of the Titling Trustee or, to the best of such counsel's knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

          (ix) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to the existence of the validity of the Certificates and such other related matters as the Representative shall request. In rendering such opinion, Brown & Wood LLP may rely on the opinions of counsel referred to above.

          (x) Such other documents, opinions and certificates as the Underwriters, or counsel to the Underwriters, may reasonably require.

     (e) Each Class of Class A Certificates shall be rated in the highest rating category by each of Moody's and Standard & Poor's.

     (f) Each of the Transferor and TMCC confirms that it has caused to be made an application on the Transferor's behalf for the Class A Certificates to be listed on the Luxembourg Stock Exchange.

     (g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Certificates and sale of the Class A Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Agreements in connection with the issuance of the Certificates and sale of the Class A Certificates as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Transferor and TMCC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

     7.   Indemnification and Contribution.

     (a) The Transferor and TMCC will, jointly and severally, indemnify and hold harmless each Underwriter and its directors and officers against any losses, claims, damages or liabilities, joint or several, as incurred, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Transferor nor TMCC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transferor or TMCC by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the Prospectus appearing in the fifth, sixth and seventh textual paragraphs under the caption "Underwriting" and the information in the first paragraph on page (iii); provided that neither TMCC nor the Transferor shall be liable under this subsection (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any preliminary prospectus that is corrected in the Prospectus (or any amendmen or supplement thereto) if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus (or any amendment or supplement thereto) on or prior to the confirmation of the sale of the Certificates.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Transferor and TMCC and their respective directors and officers against any losses, claims, damages or liabilities, joint or several, as incurred, to which the Transferor or TMCC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Transferor or TMCC by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriters consists of the information in the Prospectus appearing in the fifth, sixth and seventh textual paragraphs under the caption "Underwriting" and the information in the first paragraph on page (iii) and will reimburse any legal or other expenses reasonably incurred by the Transferor or TMCC in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does ot include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and TMCC on the one hand and the Underwriters on the other from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and TMCC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor and TMCC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Class A Certificates (before deducting expenses) received by the Transferor and TMCC bear to the total underwriting discounts and commissions and the service fee specified in Section 5(h) received by the Underwriters in respect of the Class A Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or TMCC or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this
Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Transferor and TMCC under this Section shall be in addition to any liability which the Transferor or TMCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor or TMCC, to each officer of the Transferor or TMCC who has signed the Registration Statement and to each person, if any, who controls the Transferor or TMCC within the meaning of the Act.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and TMCC or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transferor, TMCC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If for any reason the purchase of the Class A Certificates by the Underwriters is not consummated, the Transferor and TMCC shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Transferor, TMCC and the Underwriters pursuant to
Section 7 hereof shall remain in effect.

     9.   Termination of Agreement.   The Representative may terminate this
Agreement, by notice to the Transferor and TMCC, at any time prior to or at the Closing Date (a) if there has been any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Transferor, TMCC or the Titling Trust which, in the reasonable judgment of the Representative (after consultation with the Underwriters), materially impairs the investment quality of the Class A Certificates, or makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Class A Certificates; (b) if, subsequent to the date of this Agreement, there has occurred any downgrading in the rating of the debt securities of TMCC or Toyota Motor Sales, U.S.A., Inc. or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (c) if, subsequent to the date of this Agreement, there has occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative (after consultation with the Underwriters), the effect of any such outbreak, escalation, declaration calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates; (d) if, subsequent to the date of this Agreement, there has occurred any suspension or limitation of trading in securities generally on the New York Stock
Exchange or the Luxembourg Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of TMCC on any exchange or in the over-the-counter market; or (e) if, subsequent to the date of this Agreement, a banking moratorium has been declared by either federal, New York or California authorities.

     10. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Class A Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of the Class A Certificates, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of the Class A Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Transferor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

     11. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representative and will be mailed, delivered or sent by facsimile and confirmed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: Ted Breck, Director, Asset Backed Securities Group (facsimile number 212-449-9015); (ii) the Transferor, will be mailed, delivered or sent by facsimile and confirmed to it at Toyota Leasing, Inc., 19001 South Western Avenue, Torrance, California 90501, Attention: Treasury Department (facsimile number 310-787-6194); or (iii) TMCC, will be mailed, delivered or sent by facsimile and confirmed to it at 19001 South Western Avenue, Torrance, California 90501, Attention: Treasury Department (facsimile number 310-787-6194).

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     13. Representations, Warranties and Agreements of Underwriters. (a) With respect to any offers or sales of the Class A Certificates outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and agrees that:

          (i)  United Kingdom

     (A) in relation to the Class A Certificates, it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date in respect of any such Class A Certificates, will not offer or sell any such the Class A Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and

     (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

          (ii) General

     (A) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells Class A Certificates or possesses or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Class A Certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and none of the Transferor, TMCC or any other Underwriter shall have any responsibility therefor;

     (B) No action has been or will be taken by such Underwriter that would permit a public offering of the Class A Certificates or possession or distribution of any offering material in relation to the Class A Certificates in any jurisdiction where action for that purpose is required unless the Transferor or TMCC has agreed to such actions and such actions have been taken; and

     (C) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Class A Certificates or distribute any such offering material in or from any jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Transferor or TMCC or the Underwriters. Such Underwriter acknowledges that it is not authorized to give any information or make any representations in relation to the Class A Certificates other than those contained or incorporated by reference in the Prospectus for the Class A Certificates and such additional information, if any, as the Transferor or TMCC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of Class A Certificates;

     (b) The Underwriters agree to provide a letter as soon as practicable after the Closing Date substantially to the effect that, based on a thorough survey of the distribution of the Class A-1, Class A-2 and Class A-3 Certificates, the Underwriters have calculated that each Class of such Certificates has been distributed to more than 100 investors that are not affiliates of the Securitization Trust, the Titling Trust, the Transferor and TMCC.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Transferor and TMCC and the Underwriters in accordance with its terms.

                              Very truly yours,

                              TOYOTA MOTOR CREDIT CORPORATION

                              By: ____________________________________
                                    Name:
                                    Title:

                              TOYOTA LEASING, INC.

                              By: ____________________________________
                                    Name:
                                    Title:

CONFIRMED AND ACCEPTED,

as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:____________________________________
     Name:
     Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

                                     SCHEDULE I

                               Principal Amount of       Principal Amount of       Principal Amount of
Name of Underwriter           Class A-1 Certificates    Class A-2 Certificates    Class A-3 Certificates
-------------------           ----------------------    ----------------------    ----------------------
Merrill Lynch, Pierce,
Fenner &  Smith Incorporated            [         ]               [         ]               [         ]

Credit Suisse First Boston
Corporation                             [         ]               [         ]               [         ]


Total . . . . . . . . . . . .          $[         ]               $[        ]               $[        ]